Exhibit 99.1

Derivative Litigation Dismissed Against All

Reading International Directors

Culver City, California, - (BUSINESS WIRE) – June 21, 2018 –  Reading International, Inc. (“Reading”) (NASDAQ: RDI, RDIB) today announced that the Nevada trial court dismissed with prejudice all claims asserted against Reading Directors Guy Adams, Ellen Cotter and Margaret Cotter by James J. Cotter, Jr., in his purported derivative litigation in the case of Cotter v. Cotter, et al, Case No. A-15-719860-B (District Court of the State of Nevada for Clark County).  The District Court granted the summary judgment motions from the bench on June 19, 2018, and a final order is now being prepared.  The previously announced July 9, 2018 trial date has been vacated.

All claims against Directors Judy Codding, William Gould, Edward L. Kane, Douglas McEachern and Michael Wrotniak were previously dismissed with prejudice by the District Court’s order dated December 28, 2017.

The dismissal with prejudice of claims against our Directors was entered by the District Court over the protests of Mr. Cotter, Jr., and it is anticipated that Mr. Cotter, Jr. will likely appeal the District Court’s decision.  Mr. Cotter, Jr. has previously appealed the District Court’s December 28, 2017 decision dismissing the above named directors.

William Gould, Reading’s Lead Independent Director, commented, “We are pleased with the Court’s ruling in favor of our Directors, which represents a positive outcome for our company. With this matter behind us, Reading remains well-positioned to execute on our strategic plan and enhance stockholder value.”

About Reading International, Inc.

Reading International, Inc. (NASDAQ: RDI, RDIB) is a leading entertainment and real estate company, engaging in the development, ownership and operation of multiplex cinemas and retail and commercial real estate in the United States, Australia and New Zealand.

The family of Reading brands includes cinema brands Reading Cinemas, Angelika Film Centers, Consolidated Theatres, and City Cinemas; live theaters operated by Liberty Theatres in the United States; and signature property developments, including Newmarket Village, Auburn Red Yard and Cannon Park in Australia, Courtenay Central in New Zealand and 44 Union Square in New York City.

Additional information about Reading can be obtained from the Company's website: http://www.readingrdi.com.

Forward-Looking Statements

Our statements in this press release contain a variety of forward-looking statements as defined by the Securities Litigation Reform Act of 1995. Forward-looking statements reflect only our expectations regarding future events and operating performance and necessarily speak only as of the date the information was prepared. No guarantees can be given that our expectations will in fact be realized, in whole or in part. You can recognize these statements by our use of words such as, by way of example, “may,” “will,” “expect,” “believe,” and “anticipate” or other similar terminology.

These forward-looking statements reflect our expectation after having considered a variety of risks and uncertainties. However, they are necessarily the product of internal discussion and do not necessarily completely reflect the views of individual members of our Board of Directors or of our management team. Individual Board members and individual members of our management team may have different views as to the risks and uncertainties involved, and may have different views as to future events or our operating performance.

Among the factors that could cause actual results to differ materially from those expressed in or underlying our forward-looking statements are the issuance by the Nevada District Court of the its final order and the outcomes of rulings by trial or appellate courts considering the matters discussed herein.

In addition to the forward-looking factors set forth above, we encourage you to review Item 1A. “Risk Factors,” from our Company’s Annual Report on SEC Form 10-K for the Year Ended December 31, 2017 (as amended on Form 10-K/A), our Quarterly Reports on SEC Form 10-Q and other filings we may make under the Securities Exchange Act of 1934, from time to time.

Finally, we undertake no obligation to publicly update or to revise any of our forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable law. Accordingly, you should always note the date to which our forward-looking statements speak.

Contacts:

Reading International, Inc.
Dev Ghose, Executive Vice President & Chief Financial Officer
Andrzej Matyczynski, Executive Vice President for Global Operations
(213) 235-2240